Exhibit 10.14

LOAN AND SECURITY AGREEMENT

by and between

MORIAH CAPITAL, L.P.,

as Lender,

and

INTERMETRO COMMUNICATIONS, INC. (NEVADA),

INTERMETRO COMMUNICATIONS, INC. (DELAWARE)

and

ADVANCED TEL, INC.

as Borrowers

Dated: As of April 30, 2008

LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT, dated as of April 30, 2008, by and among INTERMETRO COMMUNICATIONS, INC., a Nevada corporation, with its principal place of business located at 2685 Park Center Drive, Building A, Simi Valley, California 93065  (“Holdings”), INTERMETRO COMMUNICATIONS, INC., a Delaware corporation, with its principal place of business located at 2685 Park Center Drive, Building A, Simi Valley, California 93065 (“InterMetro”), ADVANCED TEL, INC., a California corporation with its principal place of business at 30575 Trabuco Canyon Road, Suite 200, Trabuco Canyon, CA 92679 (“Advanced” and, together with Holdings and InterMetro, and as further defined below, "Borrower"), and MORIAH CAPITAL, L.P., a Delaware limited partnership with offices at 685 Fifth Avenue, New York, New York 10022 (as further defined below, the "Lender").

R E C I T A L S:

WHEREAS, Borrower desires to enter into an accounts receivable-based revolving loan credit facility with Lender pursuant to which Lender may make loans to Borrower; and

WHEREAS, Lender is willing to make such loans on the terms and conditions hereinafter set forth; and

WHEREAS, Borrower is willing to agree to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Lender and Borrower mutually covenant, warrant and agree as follows:

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION AND CONSTRUCTION

Specific Terms Defined.  The following terms (including both the singular and plurals thereof) shall have the following meanings unless the context indicates otherwise:

1.1 "Account Debtor" or "account debtor" shall have the meaning ascribed to such term in the UCC and shall also include a Person obligated for payment of an Account.

1.2 "Accounts" shall mean all "accounts" as defined in the UCC, and, in addition, any and all obligations of any kind at any time due and/or owing to Borrower, whether now existing or hereafter arising, and all rights of Borrower to receive payment or any other consideration (whether classified under the UCC of the State of New York or any other state as accounts, accounts receivable, contract rights, chattel paper, general intangibles or otherwise) including, without limitation, invoices, contract rights, accounts receivable, general intangibles, choses-in-action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any person, firm, governmental authority, corporation or any other entity, all security therefor, and all Borrower's rights to goods sold (whether delivered, undelivered, in transit or returned), which may be represented thereby, or with respect thereto, including, but not limited to, all rights as an unpaid vendor (including stoppage in transit, replevin or reclamation), all additional amounts due from any Account Debtor together with all Proceeds and products of any and all of the foregoing.

1.3 “Advance” shall have the meaning as set forth in Section 2.1 hereof.

1.4 "Affiliate" shall mean, means, with respect to any Person, (a) any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person or (b) any other Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.  For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management or the policies of such Person whether through the ownership of any class of stock or equity of such person or by contract or otherwise.

1.5 "Agreement" shall mean this Loan and Security Agreement (including all Exhibits annexed hereto and the Borrower’s Disclosure Schedule) as originally executed or, if amended, modified, supplemented, renewed or extended from time to time, as so amended, modified, supplemented, renewed or extended.

1.6 “Balance Sheet Date” means December 31, 2007.

1.7 “Base Rate” shall have the meaning as set forth in Section 3.1 hereof.

1.8 "Borrower" shall mean, collectively, Holdings, InterMetro and Advanced and their respective successors, or each of them, as the context indicates.

1.9 “Borrower’s Disclosure Schedule” means the Disclosure Schedule prepared by Borrower that is being delivered to Lender concurrently herewith.

1.10 “Borrowing Base” shall be calculated at any time as the product obtained by multiplying the outstanding amount of Eligible Accounts, net of all taxes, discounts, allowances and credits given or claimed, by eighty percent (80%), which percentage may be increased to eighty-five percent (85%) by Lender in its sole and absolute discretion commencing with the sixth month of the Term, provided that Borrower has been in full compliance with the terms of this Agreement.

1.11 “Borrowing Certificate” shall have the meaning as set forth in Section 2.1 hereof.

1.12 "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close under applicable banking laws.

1.13 "Capital Assets" shall mean, in accordance with GAAP, fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided, that Capital Assets shall not include any item depreciated or amortized over a useful life of twelve (12) months or less.

1.14 “Chattel Paper” shall mean all “chattel paper,” as such term is defined in the UCC, including electronic chattel paper

1.15 "Collateral" shall have the meaning as set forth in Section 5.1 hereof.

1.16 “Closing Date” shall mean the date of this Agreement.

1.17 “Common Stock” shall mean the Common Stock, par value $0.001 per share, of Holdings.

1.18 “Default Rate” shall have the meaning as set forth in Section 3.1 hereof.

1.19 “Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC.

1.20 “Eligible Accounts” are accounts created by Borrower in the ordinary course of its business which satisfy the following criteria:

(1)           such accounts arise from bona fide completed transactions and have not remained unpaid for more than ninety (90) days after the invoice date thereof;

(2)            the amounts of the accounts reported to Lender are absolutely owing to Borrower and do not arise from sales on consignment, guaranteed sales or other terms under which payment by the account debtors may be conditional or contingent;

(3)           the account debtor’s chief executive office or principal place of business is located in the United States, unless payment of any such account debtor’s accounts is backed by a letter of credit or credit insurance acceptable to, and approved by, Lender in its sole discretion);

(4)           such accounts do not arise from progress billings, retainages or bill and hold sales; but may include certain Unbilled Services acceptable to the lender in its sole discretion

(5)            there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto;

(6)           the goods giving rise thereto were not at the time of the sale subject to any Liens except for Permitted Encumbrances, and such accounts are free and clear of all Liens except for Permitted Encumbrances;

(7)           such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise;

(8)           such accounts are not accounts with respect to which the account debtor is the United States or any state or political subdivision thereof or any department, agency or instrumentality of the United States, any state or political subdivision, unless there has been compliance with the Assignment of Claims Act or any similar state or local law, if applicable;

(9)           Borrower has delivered to Lender or Lender’s representative such documents as Lender may have requested in connection with such accounts and Lender shall have received a verification of such account, satisfactory to it, if sent to the account debtor or any other obligor or any bailee;

(10)           there are no facts existing or threatened which might result in any material adverse change in the account debtor’s financial condition;

(11)           such accounts owed by a single account debtor or its affiliates do not represent more than thirty percent (30%) of all otherwise Eligible Accounts (accounts excluded from Eligible Accounts solely by reason of this subsection (11) shall nevertheless be considered Eligible Accounts to the extent of the amount of such accounts which does not exceed such percentage of all otherwise Eligible Accounts);

(12)           such accounts are not owed by an account debtor who is or whose affiliates are past due upon other accounts owed to Borrower comprising more than fifty percent (50%) of the accounts of such account debtor or its affiliates owed to Borrower;

(13)           shipment of the merchandise or the rendition of services has been completed;

(14)           such accounts continue to be in full conformity with the representations and warranties made by Borrower to Lender with respect thereto;

(15)           Lender is, and continues to be, reasonably satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended;

(16)           such accounts are not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of Lender or represents a check in payment of an Account;

(17)           such accounts are net of any returns, discounts, claims, credits and allowances;

(18)           such accounts are good and valid accounts representing undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by the applicable Borrower or work, labor and/or services rendered by such Borrower;

(19)            Borrower’s right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever;

(20)           the applicable Borrower is able to bring suit and enforce its remedies against the Account Debtor through judicial process;

(21)           such accounts do not represent interest payments, late or finance charges owing to Borrower, and

(22)           such accounts are otherwise reasonably satisfactory to Lender.

1.21 "Environment" means all air, surface water, groundwater or land, including, without limitation, land surface or subsurface, including, without limitation, all fish, wildlife, biota and all other natural resources.

1.22 "Environmental Law" or "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and regulations now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

1.23 "Environmental Liabilities and Costs" shall mean, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, and which arise from any environmental, health or safety conditions, or a Release or conditions that are reasonably likely to result in a Release, and result from the past, present or future operations of such Person or any of its Affiliates.

1.24 "Environmental Lien" shall mean any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

1.25 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.26 "Equipment" shall mean "equipment", as such term is defined in the UCC, now owned or hereafter acquired by Borrower and, wherever located, and shall include, without limitation, all equipment, machinery, furniture, fixtures, computer equipment, telephone equipment, molds, tools, dies, partitions, tooling, transportation equipment, all other tangible assets used in connection with the manufacture, sale or lease of goods or rendition of services, and Borrower's interests in any leased equipment, and all repairs, modifications, alterations, additions, controls and operating accessories thereof or thereto, and all substitutions and replacements therefor.

1.27 “Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, units, participations or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC (or any successor thereto) under the Exchange Act).

1.28 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 11 of this Agreement which is not remedied within any applicable grace or cure period.

1.29 “Financial Statements” shall have the meaning as set forth in Section 8.9 hereof.

1.30 "Financing Statements" shall mean the Uniform Commercial Code UCC-1 Financing Statements to be filed with applicable Governmental Authorities of each State or Commonwealth or political subdivisions thereof pursuant to which Lender shall perfect its security interest in the Collateral.

1.31 "Fiscal Year" shall mean that twelve (12) month period commencing on January 1 and ending on December 31.

1.32 “GAAP” means generally accepted accounting principles in effect in the United States of America at the time of any determination, and which are applied on a consistent basis.  All accounting terms used in this Agreement which are not expressly defined in this Agreement shall have the meanings given to those terms by GAAP, unless the context of this Agreement otherwise requires.

1.33 "Governmental Authority" or "Governmental Authorities" shall mean any federal, state, county or municipal governmental agency, board, commission, officer, official or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.34 “Indebtedness" shall mean, with respect to any Person, all of the obligations of such Person which, in accordance with GAAP, should be classified upon such Person’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, with respect to Borrower, in any event and whether or not so classified:

(a)           all debt and similar monetary obligations of Borrower, whether direct or indirect, including, without limitation, Subordinated Debt;

(b)           all obligations of Borrower arising or incurred under or in respect of any guaranties (whether direct or indirect) by Borrower of the indebtedness, obligations or liabilities of any other Person; and

(c)           all obligations of Borrower arising or incurred under or in respect of any Lien upon or in any property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations.

1.35 “Intellectual Property” shall mean all franchises, patents, trademarks, service marks, trade names (whether registered or unregistered), copyrights, corporate names, licenses, trade secrets, proprietary software or hardware, proprietary technology, technical information, discoveries, designs and other proprietary rights, whether or not patentable, and confidential information (including, without limitation, know-how, processes and technology) used in the conduct of the business of any Borrower or any of its Subsidiaries.

1.36 “Intercreditor Agreement" shall have the meaning as set forth in Section 5.1 hereof.

1.37 "Inventory" shall mean any "inventory," as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, and, in any event, shall include, without limitation, all raw materials, work-in-process, finished and semi-finished Inventory including, without limitation, all materials, parts, components and supplies relating to the manufacture or assembly thereof, packaging and shipping supplies relating thereto, and all other inventory, merchandise, goods and other personal property now or hereafter owned by Borrower, which are held for sale, exchange or lease or are furnished or are to be furnished under a contract of service or an exchange arrangement or which constitute raw materials, work-in-process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, delivery or shipping of the same, and all finished goods and the products of the foregoing, whatever form and wherever located; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all right, title and interest of Borrower therein and thereto.

1.38 “Interest” shall have the meaning as set forth in Section 3.1 hereof.

1.39 “Investment Property” means all “investment property”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

1.40  “Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

1.41  "Lien" or "lien" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or other), charge, or other encumbrance of any kind or nature whatsoever (including, without limitation, pursuant to any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing) on personal or real property or fixtures.

1.42 "Loan" and “Loans” shall respectively mean the principal amounts outstanding from time to time respecting any and all Advances.

1.43 “Loan Conversion Agreement” means that certain Loan Conversion Agreement, dated as of the date hereof, between Lender and Holdings, in the form annexed hereto as Exhibit K.

1.44 "Loan Documents" shall mean this Agreement and any and all other agreements, notes, documents, mortgages, financing statements, guaranties, intercreditor agreements, subordination agreements,  certificates and instruments executed and/or delivered by Borrower or any other Person to Lender pursuant to and in connection with the Loan and this Agreement, including, without limitation the Note, the  Loan Conversion Agreement, the Intercreditor Agreement, the Securities Issuance Agreement, the Warrant,  the Registration Rights Agreement and the Lockbox Agreement.

1.45 “Lockbox” shall have the meaning assigned to such term in the Lockbox Agreement.

1.46 “Lockbox Agent” means the person serving from time to time as the Lockbox Agent under the Lockbox Agreement.

1.47 “Lockbox Agreement” means that certain Lockbox Agreement dated as of the date hereof, among Lender, the Borrower and the Lockbox Agent.

1.48 "Material Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower, (b) the ability of any Borrower to perform its obligations under any Loan Document to which it is a party, (c) the value of the Collateral or the rights of Lender therein, (d) the validity or enforceability of any of the Loan Documents, (e) the rights and remedies of Lender under any of such Loan Documents or (f) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.  Except with respect to representations made or deemed made by Borrower in any of the other Loan Documents to which it is a party, all determinations of materiality shall be made by the Lender in its reasonable judgment unless expressly provided otherwise.

1.49 "Material Contract" means any contract or other arrangement (other than Loan Documents), whether written or oral, to which a Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

1.50 “Maturity Date” shall mean April 30, 2009, or such earlier date by which the maturity of the Obligations shall have been accelerated pursuant to the terms hereof; provided, however, that the Maturity Date may be extended by the Lender in its sole and absolute discretion for one (1) additional year to April 30, 2010 in accordance with Section 4.1 hereof.

1.51 "Maximum Credit" shall mean the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00).

1.52 “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

1.53 “Note” shall have the meaning as set forth in Section 2.1.

1.54 "Obligations" shall mean any and all Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its Affiliates, including, without limitation, principal, interest, repurchase obligations, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement, the other Loan Documents or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

1.55 "Permitted Encumbrances" shall mean the following:  (a) security interests and Liens granted to Lender or its Affiliates; (b) purchase money security interests in favor of equipment vendors upon any Capital Assets hereafter acquired (including, without limitation, capitalized or finance leases); provided that, (i) no such purchase money or other mortgage, Lien or security interest (or capitalized or finance lease, as the case may be) with respect to specific future Capital Assets or as refinanced shall extend to or cover any other property, other than the specific Capital Assets so acquired, and the proceeds thereof, (ii) such mortgage, Lien or security interest only secures the cost or obligation to pay the purchase price of such specific Capital Assets only (or the obligations under the capitalized or finance lease) and (iii) the principal amount secured thereby shall not exceed one hundred (100%) percent of the lesser of the cost or the fair market value (at the time of the acquisition of the Capital Assets) of the Capital Assets so acquired; (c) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (d) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP; (e) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP; and which have no effect on the priority of Liens in favor of Lender or the value of the assets in which Lender has a Lien; and (f) subject to the terms of the Intercreditor Agreement, the Liens in favor of the Secured  Noteholders with respect to the Noteholder  Senior Collateral (as defined therein) and such other Liens as are set forth on Exhibit A annexed hereto and made a part hereof.

1.56 "Person" or "person" shall mean, as applicable, any individual, sole proprietorship, partnership, corporation, limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.57  "Proceeds" shall have the meaning ascribed to such term in the UCC and shall also include, but not be limited to, (a) any and all proceeds of any and all insurance (including, without limitation, life insurance, business interruption insurance and credit insurance), indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral or otherwise, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of Governmental Authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

1.58 “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, between Lender and Holdings, in the form of Exhibit H annexed hereto.

1.59 "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

1.60 "Reserves" shall mean, as of any date of determination, such reasonable amounts as Lender may from time to time establish and revise in good faith reducing the amount of the Maximum Credit which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may adversely affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof); or (b) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

1.61 “Responsible Officer” shall mean the Chief Executive Officer or the Chief Financial Officer of Holdings.

1.62 “Revolving Loan Commitment” shall mean the commitment to make Revolving Loans to Borrower in the aggregate principal amount outstanding not to exceed the lesser of (a) the Maximum Credit or (b) the Borrowing Base, as such Revolving Loan Commitment may be adjusted pursuant to the terms of this Agreement.

1.63 “Revolving Loans” shall have the meaning as set forth in Section 2.1 hereof.

1.64 “SEC” shall mean the United States Securities and Exchange Commission.

1.65 “SEC Reports” shall mean the Borrower’s (1) Annual Report on Form 10-K for the year ended December 31, 2007, and (2) all other periodic and other reports filed by the Borrower with the SEC pursuant to the 1934 Act subsequent to December 31, 2007, and prior to the date hereof, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

1.66 “Secured Noteholders” shall mean the holders of Secured Notes.

1.67  “Secured  Notes” shall mean the $1,870,000 aggregate principal amount of10% Secured Convertible Notes due 2009 issued by the Borrowers to the Secured Noteholders, in the form annexed hereto as Exhibit I.

1.68 “Secured Notes Documentation” shall mean all agreements and instruments entered into by the Borrower in connection with the issuance of the Secured Notes.

1.69 “Securities Issuance Agreement” shall have the meaning set forth in Section [6.10].

1.70 "Subordinated Debt" shall mean, at any particular time, Indebtedness of Borrower that shall be expressly subordinated upon written terms and conditions, satisfactory to Lender, in right of payment to the prior payment in full of all of the Obligations.

1.71 "Subsidiary" shall mean, as to any Person, a corporation, limited liability company or other entity with respect to which more than fifty (50%) percent of the outstanding Equity Interests of each class having voting power is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person.

1.72 "Term" shall have the meaning set forth in Section 4.1.

1.73 "UCC" shall mean the Uniform Commercial Code as presently enacted in New York (or any successor legislation thereto), and as the same may be amended from time to time, and the state counterparts thereof as may be enacted in such states or jurisdictions where any of the Collateral is located or held.

1.74 “Unbilled Services” shall mean amounts due arising from services that have been rendered to an Account Debtor but for which an invoice has not been sent.

1.75 “Warrant” shall mean a seven-year warrant to purchase 2,000,000 shares of Holdings’ Common Stock at an exercise price of $1.00 per share and containing such other terms as are set forth in the form of warrant annexed hereto as Exhibit J.

1.76 Rules of Interpretation and Construction.  In this Agreement unless the context otherwise requires:

(a) All terms used herein which are defined in the UCC (as presently in effect in the State of New York) shall have the meanings given therein unless otherwise defined in this Agreement;

(b) Sections mentioned by number only are the respective Sections of this Agreement as so numbered;

(c) Words importing a particular gender shall mean and include the other gender and words importing the singular number mean and include the plural number and vice versa;

(d) Words importing persons shall mean and include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations or other legal entities, including public or governmental bodies, as well as natural persons;

(e) Each reference in this Agreement to a particular person shall be deemed to include a reference to such person's successors and permitted assigns;

(f) Any headings preceding the texts of any Section of this Agreement, and any table of contents or marginal notes appended to copies hereof are intended, solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect;

(g) If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions thereof;

(h) The terms "herein", "hereunder", "hereby", "hereto", and any similar terms as used in this Agreement refer to this Agreement; the term "heretofore: means before the date of execution of this Agreement; and the term "hereafter" shall mean after the date of execution of this Agreement;

(i) If any clause, provision or section of this Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or section of this Agreement, then the clause, provision or section containing the more specific provisions shall control and govern with respect to such apparent conflict;

(j) Unless otherwise specified, (i) all accounting terms used herein or in any Loan Document shall be interpreted in accordance with GAAP, (ii) all accounting determinations and computations hereunder or thereunder shall be made in accordance with GAAP, and (iii) all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP;

(k) An Event of Default that occurs shall exist or continue or be continuing unless such Event of Default is waived by Lender in accordance with the terms of this Agreement; and

(l) The word "and" when used from time to time herein shall mean "or" or "and/or" if such meaning is expansive of the rights or interests of Lender in the given context.

SECTION 2. REVOLVING LOANS

2.1 Revolving Loans.

(a)     Lender shall, subject to the terms and conditions contained herein and the satisfaction of the closing and funding conditions set forth herein, make revolving loans to Borrower (“Revolving Loans”) during the Term in amounts requested by Borrower from time to time, provided that the requested Revolving Loan would not cause the outstanding Revolving Loans to exceed the lesser of the Maximum Credit or the Borrowing Base  existing immediately prior to the making of the requested Revolving Loan.  Subject to the terms and conditions hereof, Borrower  may borrow, repay and reborrow Revolving Loans, as set forth in this Agreement.

(b)       Revolving Loans may be drawn in tranches of not less than Twenty-Five Thousand Dollars ($25,000) (each drawing, an “Advance” and collectively, the “Advances”). The obligation of Borrower to repay the Advances shall be evidenced by a note (the "Note") in the form of Exhibit B hereto and dated the date hereof.

                        (c)      Subject to mandatory payment of Advances as set forth in Section 2.1(d) below,  the principal amount of the Revolving Loans shall be payable on the Maturity Date.

                        (d)      Notwithstanding any provision herein to the contrary, Borrower shall repay the Advances immediately at any time and from time to time in an amount by which the outstanding principal balance of the Advances exceeds the Maximum Credit, as determined by Lender, based on the most recent bi-monthly accounts receivable report delivered by Borrower to Lender in accordance with Section 9.5 hereof.

                        (e)       Whenever Borrower desires an Advance, but no more frequently than five (5) times in any calendar month, Borrower will notify Lender by delivery of a borrowing certificate certified by a Responsible Officer (“Borrowing Certificate”) setting forth in reasonable detail a schedule of Eligible Accounts, and the calculation of the Advance requested in connection therewith, which shall in all respects be subject to Lender’s review and approval. Lender shall be entitled to rely on any facsimile transmission of a Borrowing Certificate given by a person who Lender reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Lender harmless for any damages or loss suffered by Lender as a result of such reliance. The funding of each Advance shall be made in accordance with the applicable Borrowing Certificate as approved by Lender.

                          (f)      Remittances and all other proceeds of Accounts and other Collateral shall be sent to a lockbox designated by and/or maintained in the name of Lender, and deposited into a bank account now or hereafter selected by Lender and maintained in the name of Lender under arrangements with the depository bank under which all funds deposited to such bank account are required to be transferred solely to Lender.  Once instituted, such lockbox system shall remain in effect unless Lender directs otherwise.  Borrower shall bear all risk of loss of any funds deposited into such account except to the extent such loss is covered by the gross negligence or the willful misconduct of Lender.  In connection therewith, Borrower shall execute such lockbox and bank account agreements as Lender shall specify, including the Lockbox Agreement.  Any collections or other Collateral proceeds received by Borrower shall be held in trust for Lender and immediately remitted to Lender in kind.

2.2 Maximum Credit.  The aggregate principal amount of the Revolving Loans shall not exceed the Maximum Credit.

2.3 Reserves.  Without limiting any other rights and remedies of Lender hereunder or under the other Loan Documents, the Maximum Credit shall be subject to Lender's continuing right, in its sole discretion, to withhold a Reserve from Borrower's availability under the Maximum Credit.

2.4 Use of Proceeds.  Borrower shall use the proceeds of each Advance solely for ordinary course working capital purposes, or as otherwise agreed in writing by Lender prior to the release of such Advance under Section 2.1 hereunder.

2.5 Repayment; Optional Conversion of Loans.

(a)           Except as otherwise set forth herein, Borrower shall repay the aggregate outstanding principal amount of the Loans and all accrued and unpaid Interest, as calculated in Section 3.1, on or prior to the Maturity Date.

(b)           Lender, at any time and from time to time, at its sole option, shall be entitled, during the term of this Agreement, to convert all or any portion of the outstanding principal and interest of the Loans, whether or not then due and payable, into common stock of Holdings in accordance with the terms of the  Loan Conversion Agreement.

2.6 Borrowing Agency Provisions.

(a)           Holdings, InterMetro and Advanced are co-borrowers (and collectively sometimes referred to collectively as “Borrower” and each individually as a “Borrower”) under this Agreement. Each of InterMetro and Advanced hereby irrevocably designates Holdings, acting through Holdings’ duly authorized officers, to be InterMetro’s and Advanced’s attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of InterMetro and Advanced, and hereby authorizes Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Holdings.

(b)           The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Holdings, InterMetro and Advanced and at their request.  Lender shall not incur any liability to any Borrower as a result thereof.  To induce Lender to do so and in consideration thereof, each Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of the Borrowers as provided herein, reliance by Lender on any request or instruction from Holdings or any other action taken by Lender with respect to this Section 2.6.

(c)           All Obligations shall be the joint and several obligations of the Borrowers. The Borrowers shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of the Borrowers shall in no way be affected by the failure of Lender to pursue to preserve its rights against any Borrower or the release by Lender of any Collateral now or thereafter acquired from any Borrower.

(d)           Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against the other Borrower or against any other Person directly or contingently liable for the Obligations until all Obligations have been indefeasibly paid in full and this Agreement has been irrevocably terminated.

(e)           Each Borrower represents and warrants to Lender that (i) the Borrowers have one or more common shareholders, directors and officers, (ii) the businesses and corporate activities of the Borrowers are closely related to, and substantially benefit, the business and corporate activities of the consolidated group of which the Borrowers are members, (iii) each Borrower will receive a substantial economic benefit from entering into this Agreement and will receive a substantial economic benefit from the application of each Loan hereunder, in each case, whether or not such amount is used directly by such Borrower and (iv) all requests for Loans hereunder by Holdings are for the exclusive and indivisible benefit of the Borrowers as though, for purposes of this Agreement, the Borrowers constituted a single entity.

SECTION 3. INTEREST, FEES AND CHARGES

3.1 Interest.

(a)             Interest (“Interest”) on all Loans shall be computed on the basis of the actual number of days elapsed and a year of 360 days. Interest shall accrue at a rate per annum equal to the greater of (i) the sum of (A) the Base Rate plus (B) Four Percent (4.0%), or (ii) Ten Percent (10%), and shall be payable by Borrower in arrears (x) prior to the Maturity Date, on the first Business Day of each calendar month, (y) in full on the Maturity Date and (z) on demand after the Maturity Date. At Lender’s option, Lender may charge the Borrowers’ account for said interest. Following and during the continuation of an Event of Default, interest on all outstanding Loans, including principal and Interest, shall accrue at the Default Rate, compounded quarterly.

(b)             For the purposes of this Section 3.1,

(i)             “Base Rate” means a rate per annum equal to the “Prime Rate” as reported  in the “Money Rates” column of The Wall Street Journal, adjusted as and when such Prime Rate changes.

(ii)             “Default Rate” means a rate per annum equal to eighteen percent (18%).

3.2 Fees.  Borrower shall pay  Lender or Lender’s designee  the fees set forth in Section 3.2 of the Borrower’s Disclosure Schedule. Such fees shall be deemed fully earned on the date hereof and shall not be subject to rebate or proration for any reason.

3.3 Late Charges. If the payment of any Obligation due hereunder is more than  ten (10) days overdue, then, in addition to any interest charges payable by Borrower  in connection therewith, Lender may charge Borrow a late fee of  three percent (3%) of such overdue payment.

3.4 Fees and Expenses.  Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Loan Documents, and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may now or hereafter be made or entered into in respect hereof, or in any way involving claims or defenses asserted by Lender or claims or defenses against Lender asserted by Borrower or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender, including, but not limited to the following, whether incurred before, during or after the Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar or successor statute: (a) all costs and expenses of filing or recording (including UCC Financing Statement and mortgage filing fees; (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report and audit, survey and search fees and charges; (c) all fees relating to the wire transfer of loan proceeds and other funds and fees for returned checks; (d) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations; and (e) all costs, fees and disbursements of counsel to Lender.If any fees, costs or charges payable to Lender hereunder are not paid when due, Borrower shall thereby be deemed to have requested, and Lender is hereby authorized at its discretion to make and charge to Borrower’s account, a Loan as of such date in an amount equal to such unpaid fees, costs or charges.

3.5 Savings Clause.  The Notes and the obligations of Borrower hereunder are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay.  If by the terms hereof, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use or forbearance of the Loans, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Loans does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Loans for so long as any Loan is outstanding.

SECTION 4. TERM.

4.1       Term.  This Agreement shall continue in full force and effect for a term (as the same may hereafter be extended, the “Term”) from the Closing Date through and until April 30, 2009, or such earlier date by which the maturity of the Obligations shall have been accelerated pursuant to the terms hereof. The Term may be extended at Lender’s sole and absolute discretion on terms mutually acceptable to Lender and Borrower, it being acknowledged and agreed that Lender may decline to extend the Term for any reason or no reason.

4.2 Early Termination.

(a)              Lender shall have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default.

(b)              Borrower shall have the right to terminate this Agreement at any time if there are no Loans outstanding or other Obligations owed to the Lender, subject to compliance with this Section 4.2(b). If Borrower terminates this Agreement pursuant to this Section 4.2(b), at the time of the termination, and as an express condition to the effectiveness thereof, Borrower (i) will pay to Lender a cash fee equal to  4% of the Maximum Credit and (ii) will cause Holdings to issue and deliver to Lender warrants to acquire a number of shares of Common Stock equal to 200,000 times the number of months remaining until the end of the initial Term, rounded up to the nearest whole month, divided by 12, with an exercise price equal to the Current Fair Market Value (as defined in the Warrant) of the Common Stock determined as of such termination date, with a 5-year exercise period and otherwise containing such terms as are set forth in the Warrant, which warrants shall be Registrable Securities (as defined in the Registration Rights Agreement) and shall be in form and substance satisfactory to Lender.

4.3 Effect of Termination.  Upon termination of this Agreement by Lender upon or after the occurrence of an Event of Default, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

SECTION 5. COLLATERAL.

5.1 Security Interests in Borrower's Assets.  As collateral security for the payment and performance of the Obligations, subject to the last paragraph of this Section 5.1, Borrower hereby grants and conveys to Lender a first priority continuing security interest in and Lien upon all now owned and hereafter acquired property (including, without limitation, real property) and assets of Borrower and the Proceeds and products thereof (which property, assets together with all other collateral security for the Obligations now or hereafter granted to or otherwise acquired by Lender, are referred to herein collectively as the "Collateral"), including, without limitation, all property of Borrower now or hereafter held or possessed by Lender and including the following:

(a) All now owned and hereafter acquired:  Accounts; contract rights; chattel paper (including, but not limited to, rentals and other amounts payable under leases of equipment to customers pursuant to which Borrower is the lessor or assignee of any lessor); general intangibles (including, but not limited to, tax and duty refunds, patents, patent applications, trademarks, trademark applications, tradenames and tradestyles, copyrights, copyright applications, trade rights (whether or not registered), discoveries, improvements, processes, know-how, formulas, trade secrets, service marks, other rights in intellectual property (whether patentable or not), goodwill, customer and mailing lists, life insurance policies, licenses (whether as licensor or licensee), franchises and permits); documents (including, without limitation, all warehouse receipts); instruments; all guaranties, letters of credit, steamship guaranties, airway releases or other similar guaranties, agreements or property securing or relating to any of the items referred to above (including, but not limited to, purchase money security interests granted by Account Debtors in connection with installment sales); all cash monies, investment properties, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender;

(b) Inventory;

(c) Equipment and fixtures;

(d) All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any real or other personal property in or upon which Lender has or may hereafter have a security interest, Lien or right of setoff;

(e) All of Borrower's existing and future leasehold interests in premises or facilities leased from third parties by Borrower;

(f) All present and future books and records relating to any of the above including, without limitation, all present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to any of the foregoing maintained with or by any other Person); and

(g) Any and all products and Proceeds of the foregoing in any form including, without limitation, all insurance claims, warranty claims and proceeds and claims against third parties for loss or destruction of or damage to any or the foregoing.

Notwithstanding the foregoing, Lender’s Lien upon all Collateral other than Accounts shall be subject to the prior Lien of the Secured Noteholders in accordance with the terms of, and subject to the conditions set forth in, that certain Intercreditor Agreement, of even date herewith, between Lender and Glenhaven Corporation, as agent for the Secured Noteholders (“Intercreditor Agreement”) in the form annexed hereto as Exhibit C.

5.2 Financing Statements.  Borrower hereby authorizes Lender to file Financing Statements with respect to the Collateral in form acceptable to Lender and its counsel, and hereby ratifies any actions taken by Lender prior to the date hereof to file such Financing Statements.  Borrower shall, at all times, do, make, execute, deliver and record, register or file all Financing Statements and other instruments, acts, pledges, leasehold or other mortgages, amendments, modifications, assignments and transfers (or cause the same to be done), and will deliver to Lender such instruments and/or documentation evidencing items of Collateral, as may be requested by Lender to better secure or perfect Lender's security interest in the Collateral or any security interest, mortgage or Lien with respect thereto. Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any Financing Statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to Borrower’s rights under Section 9-509(d)(2) of the UCC.

5.3       License Grant.  Subject in all respects to the rights of the Secured Noteholders,  each Borrower hereby grants to Lender an irrevocable, non-exclusive, worldwide license without payment of royalty or other compensation to such Borrower, upon the occurrence and during the continuance of an Event of Default, to use or otherwise exploit in any manner as to which authorization of the holder of such Intellectual Property would be required, and to license or sublicense such rights in to and under any Intellectual Property now or hereafter owned by or licensed to, such Borrower, and wherever the same may be located, and including in such license access to all media in which any of such Intellectual Property may be recorded or stored and to all software and hardware used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person and subject, in the case of trademarks and service marks, to sufficient rights to quality control and inspection in favor of such Borrower to avoid the risk of invalidation of said trademarks and service marks.  The foregoing license will terminate on the termination of this Agreement and the payment in full of all Obligations; provided, however, that any license, sublicense, or other rights granted by Lender pursuant to such license during its term shall remain in effect in accordance with its terms.

5.4    Representations, Warranties and Covenants Concerning the Collateral.  Each Borrower represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Loan and made as of the time of each and every Revolving Loan hereunder) and covenants as follows:

(a)           all of the Collateral (i) is owned by it free and clear of all Liens  (including any claim of infringement) except those in Lender’s favor and Permitted Encumbrances and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

(b)       it shall not encumber, mortgage, pledge, assign or grant any security interest in or Lien upon any Collateral or any other assets to anyone other than the Lender and except for Permitted Liens.

(c)           the Liens granted pursuant to this Agreement, upon the filing of UCC-1 financing statements in respect of each Borrower  in favor of the Lender in the applicable filing office of the state of organization of such Borrower, the recording of the Liens in favor of the Lender in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, the taking of any actions required under the laws of jurisdictions outside the United States with respect to Intellectual Property included in the Collateral which is created under such laws, and the completion of the other filings and actions listed on Section 5.4(c) of the Disclosure Schedule (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Lender in duly executed form) constitute valid perfected security interests in all of the Collateral in favor of the Lender, as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all of its creditors and purchasers and such security interest is prior to all other Liens in existence on the date hereof.

(d)           no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances.

(e)           it shall not dispose of any of the Collateral whether by sale, lease or otherwise except for the disposition or transfer in the ordinary course of business  of Equipment only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to the Lender’s security interest or are used to repay Loans or to pay general corporate expenses, or (ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to the Lender to be held as cash collateral for the Obligations.

(f)           it shall defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant the Lender “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to the Lender, (ii) the prompt (but in no event later than five (5) Business Days following the Lender’s request therefor) delivery to the Lender of all original Instruments, Chattel Paper, negotiable Documents and certificated Equity Interests owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification to third parties of the Lender’s interest in Collateral at the Lender’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or the Lender’s respective and several interests in the Collateral.

(g)           it shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify the Lender of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented to by the Lender, it shall enter into a supplement to this Agreement granting to the Lender a Lien in such commercial tort claim for the ratable benefit of the Creditor Parties.

(h)          [RESERVED]

(i)           [RESERVED]

(j)           it shall perform in a reasonable time all other steps requested by the Lender to create and maintain in the Lender’s favor a valid perfected first Lien in all Collateral subject only to Permitted Encumbrances.

(k)           it shall notify the Lender promptly and in any event within three (3) Business Days after obtaining knowledge thereof (i) of any event or circumstance that, to its knowledge, would cause the Lender to consider any then existing Account as no longer constituting an Eligible Account; (ii) of any material delay in its performance of any of its obligations to any Account Debtor; (iii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iv) of any allowances, credits and/or monies granted by it to any Account Debtor; (v) of all material adverse information relating to the financial condition of an Account Debtor; (vi) of any material return of goods; and (vii) of any loss, damage or destruction of any of the Collateral.

(l)           all Eligible Accounts (i) represent complete bona fide transactions which require no further act under any circumstances on its part to make such Accounts payable by the Account Debtors, (ii) are not subject to any present, future contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of the applicable Borrower.  It has not made, nor will it make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by it in the ordinary course of its business consistent with historical practice and as previously disclosed to the Lender in writing.

(m)           it shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved.  It shall not permit any such items to become a Fixture to real estate or accessions to other personal property.

(n)           it shall maintain and keep all of its Books and Records concerning the Collateral at its executive offices listed in Exhibit E.

(o)           [RESERVED]

(p)           Section 5.4(p) of the Disclosure Schedule lists all banks and other financial institutions at which it maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.  It shall not establish any depository or other bank account with any financial institution (other than the accounts set forth on Section 5.4(p) of the Disclosure Schedule) without providing the Lender with written notification thereof and providing similar information related thereto.

(q)           On the date hereof, its exact legal name (as indicated in the public record of its jurisdiction of organization), jurisdiction of organization, organizational identification number, if any, from the jurisdiction of organization, and the location of its chief executive office or sole place of business or principal residence, as the case may be, are specified on Section 5.4(q) of the Disclosure Schedule.  It has furnished to the Lender a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.  It is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  Except as otherwise indicated on Section 5.4(q) of the Disclosure Schedule, the jurisdiction of its organization of formation is required to maintain a public record showing it to have been organized or formed.  Except as specified on Section 5.4(q) of the Disclosure Schedule, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

(r)           It will not, except upon 30 days’ prior written notice to the Lender and delivery to the Lender of  all additional financing statements and other documents reasonably requested by the Lender to maintain the validity, perfection and priority of the security interests provided for herein:  (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 5.4(q) of the Disclosure Schedule; or (ii) change its name, identity or organizational structure.

(s)           None of the Collateral, except such Collateral as has been pledged to the Secured Noteholders, is subject to any prohibition against encumbering, pledging, hypothecating or assigning the same or requires notice or consent to Borrower's doing of the same.

SECTION 6. CONDITIONS TO EXTENSION OF CREDIT

The obligation of Lender to make the initial Loans under this Agreement shall be subject to the satisfaction or waiver by Lender, prior thereto or concurrently therewith, of each of the following conditions precedent:

6.1 Loan Documents.  Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by Borrower and the other parties thereto and shall be in full force and effect as of the date hereof and on the date of the initial Loans.

6.2 Representations and Warranties.  Each of the representations and warranties made by or on behalf of Borrower to Lender in this Agreement or in other Loan Documents shall be true and correct in all material respects as of the date hereof and on the date of the initial Loans, provided that any such representation or warranty that is qualified by materiality shall be true and correct in all respects as of the date hereof and on the date of the initial Loans.

6.3 Certified Copies of Corporate Documents.  Lender shall have received from Borrower, certified by a duly authorized officer to be true and complete on and as of a date which is not more than ten (10) Business Days prior to the date hereof, a copy of each of (a) the certificate of incorporation or such other formation documents of Borrower in effect on such date of certification, and (b) the by-laws of Borrower in effect on such date.

6.4 Proof of Corporate Action.  Lender shall have received from Borrower a copy, certified by a duly authorized officer to be true and complete on and as of the date which is not more than ten (10) Business Days prior to the date hereof, of the records of all corporate action taken by Borrower to authorize (a) its execution and delivery of each of the Loan Documents to which it is or is to become a party as contemplated or required by this Agreement, (b) its performance of all of its agreements and obligations under each of such documents, and (c) the incurring of the Obligations contemplated by this Agreement.

6.5 Legal Opinion.  Lender shall have received a written legal opinion, addressed to Lender, dated the date hereof, from counsel for Borrower.  Such legal opinion shall be acceptable to Lender and its counsel.

6.6 Collateral.

(a)           All of the Obligations of Borrower to Lender under or in respect of this Agreement shall be entitled to all of the benefits of and be secured by this Agreement and the Loan Documents, and Lender shall have obtained a first, perfected security interest in the Collateral of Borrower, subject only to the Permitted Encumbrances.

(b)           The Loan Documents and all other documents in respect thereto, which shall create and maintain a first perfected security interest in favor of Lender and the appropriate Financing Statements in respect thereto and necessary to enable Lender to perfect its security interests thereunder, shall have been duly executed and delivered by Borrower to Lender.

6.7 Insurance.  Lender shall have received evidence of insurance, additional insured and loss payee endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee as required hereunder.

6.8 Intercreditor Agreement.  Lender shall have received the Intercreditor Agreement, duly executed by or on behalf of the Convertible Noteholders.

6.9 Warrant.  The Borrower shall have issued to Lender the Warrant on the terms set forth in the Securities Issuance Agreement, of even date herewith, between the Borrower and Lender (the “Securities Issuance Agreement”) in substantially the form annexed hereto as Exhibit D.

6.10 Loan Conversion Agreement.  Lender shall have received the Loan Conversion Agreement, duly executed by Holdings.

6.11 Pay Proceeds Letter. Borrower shall have delivered to Lender a pay proceeds letter with respect to the disbursement of the proceeds of the initial Loans in form and substance satisfactory to Lender, which letter shall provide for, among other things, the payment or reimbursement of all costs and expenses incurred by Lender in connection with this Agreement and the other Loan Documents.

SECTION 7. CONDITIONS TO MAKING FURTHER LOANS.

The obligations of Lender to make further Loans to Borrower shall be subject to the satisfaction or waiver by Lender, prior thereto or concurrently therewith, of each of the following conditions precedent:

7.1 Applications and Compliance.  The application for such Loans shall have been made by Borrower to Lender in accordance with the applicable provisions of this Agreement and in compliance with all provisions of this Agreement.

7.2 Representations and Warranties.  Each of the representations and warranties made by or on behalf of Borrower to Lender in this Agreement or in other Loan Documents shall have been true and correct in all material respects when made (provided that any such representation or warranty that is qualified as to materiality shall be true and correct in all respects), shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of each Loan by Lender hereunder and shall be true and correct in all respects on and as of each such date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date prior to the date of each Loan by Lender hereunder, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing  in form and substance satisfactory to Lender.

7.3 Performance, etc.  Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement, and shall have duly and properly performed, complied with and observed in all respects its covenants, agreements and obligations in all other articles of this Agreement and any of the Loan Documents to which it is a party or by which it is bound on the date of each Loan by Lender hereunder, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing  in form and substance satisfactory to Lender.  No event shall have occurred on or prior to the date of each Loan by Lender hereunder and be continuing on the date of each Loan by Lender hereunder, and no condition shall exist on the date of each Loan by Lender hereunder, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default under this Agreement or any of the Loan Documents, and Lender shall have received a certification from a Responsible Officer with respect to the foregoing  in form and substance satisfactory to Lender.

SECTION 8.  REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to Lender, knowing and intending that Lender shall rely thereon in making the Loan contemplated hereby (each of which representations and warranties shall be continuing unless expressly made in relation only to a specific date), that:

8.1 Corporate Existence: Good Standing.

(a) Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of it organization, (ii) is in good standing in all other jurisdictions in which it is required to be qualified to do business as a foreign corporation, and (iii) has all requisite corporate power and authority and full legal right to own or to hold under lease its properties and to carry on the business as presently engaged.

(b) Each Borrower has corporate power and authority and has full legal rights to enter into each of the Loan Documents to which it is a party, to perform, observe and comply with all of its agreements and obligations under each of such documents, and to obtain all of the Loans contemplated by this Agreement.

8.2 Corporate Authority, etc.  The execution and delivery by each Borrower of the Loan Documents to which it is a party, the performance by each Borrower of all of its agreements and obligations under each of such documents, and the incurring by each Borrower of all of the Obligations contemplated by this Agreement, have been duly authorized by all necessary corporate actions on the part of such Borrower and, if required, its shareholders, and  do not and will not (a) contravene any provision of any Borrower's charter, bylaws or other governing documents or this Agreement (each as from time to time in effect), (b) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any mortgage, Lien, pledge, charge, security interest or other encumbrance upon any of the property of any Borrower under, any agreement, mortgage or other instrument to which such Borrower is or may become a party, (c) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment or any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to such entity), (d) other than waivers required from the Borrowers’ landlords and the consents required from the Secured Convertible Noteholders, require any waivers, consents or approvals by any of third party, including any creditors or trustees for creditors of Borrower, or (e) require any approval, consent, order, authorization, or license by, or giving notice to, or taking any other action with respect to, any Governmental Authority.

8.3 Binding Effect of Documents, etc.  Each Borrower has duly executed and delivered each of the Loan Documents to which such Borrower is a party, and each of the Loan Documents is valid, binding and in full force and effect. The agreements and obligations of each Borrower as contained in each of the Loan Documents constitutes, or upon execution and delivery thereof will constitute, legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, subject, as to the enforcement of remedies only, to limitations imposed by federal and state laws regarding bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies generally, and by general principles of law and equity.

8.4 No Events of Default.

(a) No Event of Default has occurred and is continuing and no event has occurred and is continuing and no condition exists that would, with notice or the lapse of time, or both, constitute an Event of Default.

(b) Borrower is not in default under any material contract, agreement or instrument to which Borrower is a party or by which Borrower or any of property of Borrower is bound, except as disclosed in Section 8.4(b) of Borrower’s Disclosure Schedule.

(c) The execution, delivery and performance of and compliance with this Agreement and the other Loan Documents  will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any Lien upon any of Borrower’s  properties or assets or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Borrower, or any of its businesses or operations or any of its assets or properties.

8.5 No Governmental Consent Necessary.  No consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any Governmental Authority is required with respect to the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party.

8.6 No Proceedings.  There are no actions, suits, or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower in any court or before any Governmental Authority which, if adversely determined, would have an adverse effect on the ability of Borrower to perform its obligations under this Agreement or the other Loan Documents to which it is a party, except as disclosed in Section 8.6 of Borrower’s Disclosure Schedule.

8.7 No Violations of Laws.  Borrower has conducted, and is conducting, its business, so as to comply in all material respects with all applicable federal, state, county and municipal statutes and regulations.  Borrower or any officer, director or shareholder of Borrower is not charged with, or so far as is known by Borrower, is not under investigation with respect to, any violation of any such statutes, regulations or orders, which could have a Material Adverse Effect.

8.8 Use of Proceeds of the Loan.  Proceeds from the Loan shall be used only for those purposes set forth in this Agreement.  No part of the proceeds of the Loan shall be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of purchasing or carrying or trading in any stock under such circumstances as to involve Borrower in a violation of any statute or regulation.  In particular, without limitation of the foregoing, no part of the proceeds from the Loans are intended to be used to acquire any publicly-held stock of any kind.

8.9 Financial Statements; Indebtedness.

(a)           The audited and unaudited financial statements contained in the SEC Reports (collectively, the “Financial Statements”) (x) fairly present as of the respective dates thereof  the financial position of the Borrower and the results of its operations, cash flows and stockholders’ equity for each of the periods then ended in all material aspects; and (y) except for the fact that the unaudited financial statements omit notes to such statements and year-end adjustments thereto, have been prepared in accordance with GAAP in conformity with the rules and regulations of the SEC.

(b)           Except as shown on the most recent Financial Statements, (i) Borrower has no other Indebtedness as of the date hereof which would adversely affect the financial condition of Borrower or the Collateral, and (ii) neither the Borrower nor any Subsidiary has any liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Borrower and the Subsidiaries, taken as a whole.

(c)           Set forth in Section 8.9 of Borrower’s Disclosure Schedule is a description of all Indebtedness of each Borrower as of the date hereof, indicating the amount of the indebtedness, the Borrower liable for such Indebtedness, and a description of the nature thereof, including relevant maturity date(s).

8.10 Changes in Financial Condition. Except as disclosed in the SEC Reports, since December 31, 2007, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Borrower.  Except as disclosed in the SEC Reports, since December 31, 2007, neither the Borrower nor any Subsidiary has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) had capital expenditures outside of the ordinary course of business, (iv) engaged in any transaction with any Affiliate except as set forth in the SEC Reports or (v) engaged in any other transaction outside of the ordinary course of business.

8.11 Equipment.  Borrower shall keep its Equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

8.12 Taxes and Assessments.

(a)           Except  for outstanding taxes not exceeding $3,000 in the aggregate,  Borrower has paid and discharged when due all taxes, assessments and other governmental charges which may lawfully be levied or assessed upon its income and profits, or upon all or any portion of any property belonging to it, whether real, personal or mixed, to the extent that such taxes, assessment and other charges have become due.  Borrower has filed all tax returns, federal, state and local, and all related information, required to be filed by it.

(b)           Borrower shall make all payments to be made by it hereunder without any Tax Deduction, unless a Tax Deduction (as defined below) is required by law. If Borrower is aware that Borrower must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify Lender.  If a Tax Deduction is required by law to be made by Borrower, the amount of the payment due from Borrower will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. If Borrower is required to make a Tax Deduction, that Borrower must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law. Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, Borrower making that Tax Deduction must deliver to Lender evidence satisfactory to Lender that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(c)           “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature, including any income, franchise, stamp, documentary, excise or property tax, charge or levy (in each case, including any related penalty or interest).

(d)           It is the Lender's intention that the transactions contemplated by this  Agreement and the other Loan Documents not result in the recognition of income by any non-U.S. member or partner of Lender which is effectively connected with the conduct of a trade or business within the United States ("Effectively Connected Income") within the meaning of Sections 864, 871 and 882 of the Internal Revenue Code of 1986, as amended (the "Code"), or income which is treated as Effectively Connected Income under another Code provision, such as Code Section 897. On Lender's request and at the Borrower's sole cost and expense, each Borrower will take such actions as may be requested by Lender from time to time to effectuate the foregoing, and the amount of payments due from Borrower will be increased as necessary to provide Lender with the rate of return that would have been received hereunder by Lender if no such actions had been required.

8.13 ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA and all regulations issued thereunder by the United States Treasury Department, the Department of Labor and the Pension Benefit Guaranty Corporation.

8.14 Environmental Matters.

(a)           To the best of its knowledge, Borrower has duly complied with, and its facilities, business assets, property, leaseholds and equipment are in compliance in all respects with, the provisions of all laws, regulations and orders of all Governmental Authorities.

(b)           To the best of its knowledge, Borrower has been issued all required federal, state and local licenses, certificates or permits relating to the operation of its business; and Borrower and its facilities, business, assets, property and equipment are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health or safety matters.

8.15 United States Anti-Terrorism Laws

(a)           In this Section 8.16:

“Anti-Terrorism Law” means each of:  (i) Executive Order No. 13224 of September 23, 2001  Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism (the “Executive Order”); (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act); (iii) the Money Laundering Control Act of 1986, Public Law 99-570; and (iv) any similar law enacted in the United States of America subsequent to December 31, 2004.

“holding company” has the meaning given to it in the United States Public Utility Holding Company Act of 1935, and any successor legislation and rules and regulations promulgated thereunder.

“investment company” has the meaning given to it in the United States Investment Company Act of 1940.

“public utility” has the meaning given to it in the United States Federal Power Act of 1920.

“Restricted Party” means any person listed: (i) in the Annex to the Executive Order; (ii) on the Specially Designated Nationals and Blocked Persons list maintained by the Office of Foreign Assets Control of the United States Department of the Treasury; or (iii) in any successor list to either of the foregoing.

(b)           Borrower is not (i) a holding company or subject to regulation under the United States Public Utility Holding Company Act of 1935; (ii) public utility or subject to regulation under the United States Federal Power Act of 1920; (iii) required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940; or (iv) subject to regulation under any United States Federal or State law or regulation that limits his/its ability to incur or guarantee indebtedness.

(c)           To the best of Borrower's knowledge, Borrower (i) is not, and is not controlled by, a Restricted Party; (ii) has not received funds or other property from a Restricted Party; and (iii) is not in breach of and is not the subject of any action or investigation under any Anti-Terrorism Law.

(d)           Borrower has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

8.16 Customers and Vendors.  Except as set forth in Section 8.16. of the Borrower’s Disclosure Schedule, there are no disputes with any  customers, suppliers, manufacturers, vendors and independent contractors of each Borrower in  excess of $100,000 in the aggregate with any such party.

8.17 Representations, Warranties and Covenants Concerning the Collateral.  The representations and warranties of each Borrower set forth in Section 5.4 hereof are incorporated herein by reference.

8.18 Books and Records.  Borrower maintains its chief executive office and its books and records related to its Accounts, Inventory and all other Collateral at its address set forth in Exhibit E of this Agreement.

8.19 Location of Offices.  Exhibit E hereto sets forth Borrower's chief executive office, and further sets forth a complete and accurate list of all offices and locations at or out of which Borrower conducts any of its business or operations.

8.20 SEC Reports.  The SEC Reports do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

8.21 Changes.  Since the Balance Sheet Date, except as disclosed in the Disclosure Schedule to this Agreement, with respect to each Borrower, there has not been:

(a)           any change in its or any of its Subsidiaries’ business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(b)           any resignation or termination of any of its or any of its Subsidiaries’ officers, key employees or groups of employees;

(c)           any material change, except in the ordinary course of business, in its or any of its Subsidiaries’ contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)           any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)           any waiver by it or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(f)           any direct or indirect material loans made by it or any of its Subsidiaries to any of its or any of its Subsidiaries’ stockholders, employees, officers or directors, other than advances made in the ordinary course of business;

(g)           any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(h)           any declaration or payment of any dividend or other distribution of its or any of its Subsidiaries’ assets;

(i)           any labor organization activity related to it or any of its Subsidiaries;

(j)           any debt, obligation or liability incurred, assumed or guaranteed by it or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(k)           any sale, assignment, transfer, abandonment or other disposition of any Intellectual Property or other intangible assets owned by the Borrower or any of its Subsidiaries;

(l)           any change in any material agreement to which it or any of its Subsidiaries is a party or by which either it or any of its Subsidiaries is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m)           any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(n)           any arrangement or commitment by it or any of its Subsidiaries to do any of the acts described in subsection (i) through (xiii) of this Section 8.21.

8.22 Intellectual Property.

(a)              Except for Permitted Encumbrances,  (1) each Borrower and each of its Subsidiaries holds all Intellectual Property that it owns free and clear of all Liens and restrictions on use or transfer, whether or not recorded, and has sole title to and ownership of or has the full, exclusive (subject to the rights of its licensees) right to use in its field of business such Intellectual Property; and each Borrower and each of its Subsidiaries holds all Intellectual Property that it uses but does not own under valid licenses or sub-licenses from others; (2) the use of the Intellectual Property by any Borrower or any of its Subsidiaries does not, to the knowledge of the Borrower, violate or infringe on the rights of any other Person; (3) neither the Borrower nor any Subsidiary has received any notice of any conflict between the asserted rights of others and any Borrower or any of its Subsidiaries with respect to any Intellectual Property; (4) each Borrower and each of its Subsidiaries has used its commercially reasonable best efforts to protect its rights in and to all Intellectual Property; (5) each Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of its agreements relating to the Intellectual Property; (6) neither the Borrower nor any Subsidiary is, or since December 31, 2007 has been, a defendant in any action, suit, investigation or proceeding relating to infringement or misappropriation by any Borrower or any of its Subsidiaries of any Intellectual Property nor has any Borrower or any of its Subsidiaries been notified of any alleged claim of infringement or misappropriation by any Borrower or any of its Subsidiaries of any Intellectual Property; (7) to the knowledge of the Borrower, none of the products or services any Borrower or any of its Subsidiaries are researching, developing, propose to research and develop, make, have made, use, or sell, infringes or misappropriates any Intellectual Property right of any third party; (8) none of the trademarks and service marks used by any Borrower or any of its Subsidiaries, to the knowledge of the Borrower, infringes the trademark or service mark rights of any third party; and (9) to the Borrower’s knowledge, none of the material processes and formulae, research and development results and other know-how relating to the Borrower's or its Subsidiaries' respective businesses, the value of which to any Borrower or any of its Subsidiaries is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements.

(b)         Section 8.22 of Borrower’s Disclosure Schedule sets forth a true and complete list of (i) all registrations and applications for Intellectual Property owned by each Borrower or any of its Subsidiaries filed or issued by any Intellectual Property registry and (ii) all Intellectual Property licenses which are either material to the business of any Borrower or any of its Subsidiaries or relate to any material portion of a Borrower’s or any of its Subsidiaries’ Inventory, including licenses for standard software having a replacement value of more than $10,000.  None of such Intellectual Property licenses are reasonably likely to be construed as an assignment of the licensed Intellectual Property to such Borrower or any of its Subsidiaries.

8.23 Employees.  Neither the Borrower nor any of its Subsidiaries has any collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending or, to the Borrower’s knowledge, threatened with respect to the Borrower or any of its Subsidiaries.  Except as disclosed in the SEC Reports, neither the Borrower nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.  To the Borrower’s knowledge, no employee of the Borrower or any of its Subsidiaries, nor any consultant with whom the Borrower or any of its Subsidiaries has contracted, is in violation of any material term of any employment contract or any other contract relating to the right of any such individual to be employed by, or to contract with, the Borrower or any of its Subsidiaries or to receive any benefits; and, to the Borrower’s knowledge, the continued employment by the Borrower or any of its Subsidiaries of its present employees, and the performance of the Borrower’s and its Subsidiaries’ contracts with its independent contractors, will not result in any such violation.  Except for employees who have a current effective employment agreement with the Borrower or any of its Subsidiaries, no employee of the Borrower or any of its Subsidiaries has been granted the right to continued employment by the Borrower or any of its Subsidiaries or to any material compensation following termination of employment with the Borrower or any of its Subsidiaries.  The Borrower is not aware that any officer, director, manager, partner, key employee or group of employees intends to terminate his, her or their employment with the Borrower or any of its Subsidiaries, nor does the Borrower or any of its Subsidiaries have a present intention to terminate any of the same.

8.24 Tax Status.  Except where the failure to do so would not have a Material Adverse Effect,  Borrower and each Subsidiary (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which it has set aside on its books a provision in the amount of such taxes being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

8.25 Internal Accounting Controls.
  The Borrower maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective, subject to the disclosure contained in the SEC Reports, in ensuring that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Borrower in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Borrower's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

8.26 Sarbanes-Oxley Act.
To the Borrower’s knowledge, the Borrower is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

8.27 Representations and Warranties: True, Accurate and Complete.

(a)           None of the representations, certificates, reports, warranties or statements now or hereafter made or delivered to Lender pursuant hereto or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

(b)           All warranties and representations made herein or in any the Loan Documents by Borrower will be true and accurate at the time Borrower requests Lender to make a Loan to Borrower hereunder.

8.28 Fees; Brokers; Finders.  Except as set forth in Section  8.28 of the Borrower’s Disclosure Schedule, there are no fees, commissions or other compensation due to any third party acting on behalf of or at the direction of Borrowers in connection with the Loan Documents.  Except as set forth in Section  8.28 of the Borrower’s Disclosure Schedule, all negotiations relative to the Loan Documents, and the transactions contemplated thereby, have been carried on by the Borrowers with the Lender without the intervention of any other person or entity acting on behalf of the Borrowers, and in such manner as not to give rise to any claim against the Borrowers or the Lender for any finder's fee, brokerage commission or like payment due to any third party acting on behalf of or at the direction of Borrowers, and if any such fee, commission or payment is payable, it shall be the sole responsibility of the Borrowers and the Borrowers shall pay, and indemnify the Lender for, the same.

SECTION 9. AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and the termination of this Agreement, Borrower hereby covenants and agrees as follows:

9.1 Notify Lender.  Borrower shall promptly, and in any event within three (3) Business Days,  inform Lender (a) if any one or more of the representations and warranties made by Borrower in this Agreement or in any document related hereto shall no longer be entirely true, accurate and complete in any respect, (b) of any event or circumstance that, to its knowledge, would cause Lender to consider any then existing Inventory as no longer constituting Eligible Inventory; (c) of all material adverse information relating to the financial condition of Borrower; (d) of any material return of goods; and (e) of any loss, damage or destruction of any of the Collateral.

9.2 Pay Taxes and Liabilities; Comply with Agreement.  Borrower shall promptly pay, when due, or otherwise discharge, all indebtedness, sums and liabilities of any kind now or hereafter owing by Borrower to its employees as wages or salaries or to Lender, the Secured Noteholders and Governmental Authorities however created, incurred, evidenced, acquired, arising or payable, including without limitation the Obligations, income taxes, excise taxes, sales and use taxes, license fees, and all other taxes with respect to any of the Collateral, or any wages or salaries paid by Borrower or otherwise, unless the validity of which are being contested in good faith by Borrower by appropriate proceedings, provided that Borrower shall have maintained reasonably adequate reserves and accrued the estimated liability on Borrower's balance sheet for the payment of same.

9.3 Observe Covenants, etc.  Borrower shall observe, perform and comply with the covenants, terms and conditions of this Agreement, the Loan Documents and any other agreement or document entered into between Borrower and Lender.

9.4 Maintain Corporate Existence and Qualifications.  Borrower shall maintain and preserve in full force and effect, its corporate existence and rights, franchises, licenses and qualifications necessary to continue its business, and comply with all applicable statutes, rules and regulations pertaining to the operation, conduct and maintenance of its existence and business including, without limitation, all federal, state and local laws relating to benefit plans, environmental safety, or health matters, and hazardous or liquid waste or chemicals or other liquids (including use, sale, transport and disposal thereof).

9.5 Information and Documents to be Furnished to Lender.  Borrower shall deliver or cause to be delivered to Lender, unless such information has been filed with the SEC:

(a) Annual Financial Statements and Projections.  Annual audited Financial Statements of the Borrower, as soon as available, but in any event within ninety (90) days after the end of Borrower’s Fiscal Year during the Term.  Such financial statements will (x) fairly present the financial position of the Borrower as of the dates thereof and the results of its operations, cash flows and stockholders’ equity for each of the periods then ended in all material aspects; and (y) be prepared in accordance with GAAP.

(b) Quarterly Financial Statements.  Quarterly Financial Statements of the Borrower, as soon as available but in any event no later than forty-five (45) days after the close of each calendar quarter, the unaudited balance sheet and the related statement of income of the Borrower, prepared in accordance with GAAP, subject to year-end audit adjustments, together with such other information with respect to the business of Borrower as Lender may request.

(c) Monthly Financial Statements. Not later than  thirty (30) days after the end of each calendar month, the unaudited balance sheet and the related statement of income of the Borrower, subject to year-end audit adjustments, together with such other information with respect to the business of Borrower as Lender may request.

(d) Monthly Accounts Receivable Aging Report. Not later than the last day of each calendar month, an accounts receivable aging report, in form and substance satisfactory to Lender.

(e) Notice of Judgments, Environmental, Health or Safety Complaints.

(i)              Within ten (10) days thereafter, written notice to Lender of the entry of any judgment or the institution of any lawsuit or of other legal or equitable proceedings or the assertion of any crossclaim or counterclaim seeking monetary damages from Borrower in an amount exceeding $25,000; and

(ii)              Within ten (10) days thereafter, notice or copies if written of all claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from a governmental body or private person or entity, relating to air emissions, water discharge, noise emission, solid or liquid waste disposal, hazardous waste or materials, or any other environmental, health or safety matter, which adversely effect Borrower.  Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim.

(f) Other Information.  Upon demand,

(i)              Certificates of insurance for all policies of insurance to be maintained by Borrower pursuant hereto;

(ii)              An estoppel certificate executed by an authorized officer of Borrower indicating that there then exists no Event of Default and no event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

(iii)              All information received by Borrower affecting the financial status or condition of any account debtor or the payment of any Account, including but not limited to, invoices, original orders, shipping and delivery receipts; and

(iv)              Assignments, in form acceptable to Lender, of all Accounts, and of the monies due or to become due on specific contracts relating to the same.

(g) Additional Information.  From time to time, such other information as Lender may reasonably request, including financial projections and cash flow analysis.

(h) Financial Information Default.  Without affecting Lender’s other rights and remedies, in the event any Borrower fails to deliver the financial information required by Section 9.5 on or before the date required by this Agreement, the Borrowers shall jointly and severally pay Lender a fee in the amount of $500.00 per week (or portion thereof) for each such failure until such failure is cured to Lender’s satisfaction or waived in writing by Lender.  All amounts that are incurred pursuant to this Section 9.5(h) shall constitute Obligations hereunder and shall be due and payable by the Borrowers monthly, in arrears, on the first Business Day of each calendar month and upon expiration of the Term.

9.6 Access to Records and Property.  At any time and from time to time, upon reasonable notice and during normal business hours, Borrower shall give any representatives or designees of Lender reasonable access to its properties, and permit any of them to, examine, audit, copy or make extracts from, any and all books, records and documents in the possession of Borrower or any independent contractor relating to Borrower's affairs and the Collateral, and to inspect any of its properties wherever located, all at Borrower's expense. Notwithstanding the foregoing, no such prior notice shall be required to be given in the event Lender believes such access is necessary to preserve or protect the Collateral, or following the occurrence and during the continuance of an Event of Default.

9.7 Comply with Laws.  Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, compliance with which is necessary to maintain its corporate existence or the conduct of its business or non-compliance with which would adversely affect in any respect its ability to perform its obligations or any security given to secure its obligations.

9.8 Insurance Required.

(a) Borrower shall cause to be maintained, in full force and effect on all property of Borrower including, without limitation, all Inventory and Equipment, insurance in such amounts against such risks as is reasonably satisfactory to Lender, including, but without limitation, business interruption, fire, boiler, theft, burglary, pilferage, vandalism, malicious mischief, loss in transit, and hazard insurance and, if as of  the date hereof, any of the real property of Borrower is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood or mudslide hazards, and on which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, then Borrower shall maintain flood insurance.  Said policy or policies shall:

(i) Be in a form and with insurers which are satisfactory to Lender;

(ii) Be for such risks, and for such insured values as Lender or its assigns may reasonably require in order to replace the property in the event of actual or constructive total loss;

(iii) Designate Lender and its assignees as additional insureds and loss payees as their interests may from time to time appear;

(iv) Contain a "breach of warranty clause" whereby the insurer agrees that a breach of the insuring conditions or any negligence by Borrower or any other person shall not invalidate the insurance as to Lender and its assignee;

(v) Provide that they may not be canceled or altered without thirty (30) days prior written notice to Lender and its assigns; and

(vi) Upon demand, be delivered to Lender.

(b) Borrower shall obtain such additional insurance as Lender may reasonably require.

(c) Borrower shall, in the event of loss or damage, forthwith notify Lender and file proofs of loss with the appropriate insurer.  Borrower hereby authorizes Lender to endorse any checks or drafts constituting insurance proceeds.

(d) Borrower shall forthwith upon receipt of insurance proceeds endorse and deliver the same to Lender.

(e) In no event shall Lender be required either to (i) ascertain the existence of or examine any insurance policy or (iiii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

9.9 Condition of Collateral; No Liens.  Borrower shall maintain all Collateral in good condition and repair at all times, and preserve it against any loss, damage, or destruction of any nature whatsoever relating to said Collateral or its use, and keep said Collateral free and clear of any Liens, except for the Permitted Encumbrances.

9.10 Payment of Proceeds.  Borrower shall forthwith upon receipt of all proceeds of Collateral, pay such proceeds (insurance or otherwise) up to the amount of the then-outstanding Obligations over to Lender for application against the Obligations in such order and manner as Lender may elect.

9.11 Records.  Borrower shall at all times keep accurate and complete records of its operations, of the Collateral and the status of each Account, which records shall be maintained at its executive offices as set forth on Exhibit E.

9.12 Equipment. Borrower shall maintain is Equipment in good operating condition, subject to ordinary wear and tear, and shall not permit such Equipment to become a fixture to real estate or accessions to other personal property.

9.13 Delivery of Documents.  If any proceeds of Accounts shall include, or any of the Accounts shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, then Borrower waives protest regardless of the form of the endorsement.  If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower's behalf.

9.14 United States Contracts.  If any of the Accounts arise out of contracts with the United States or any of its departments, agencies or instrumentalities, Borrower will notify Lender, if requested by Lender, and execute any necessary instruments in order that all monies due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

9.15 Name Changes; Location Changes.

(a)           Borrower shall promptly notify Lender if Borrower is known by or conducting business under any names other than those set forth in this Agreement; and

(b)           Borrower shall deliver not less than thirty (30) Business Days prior written notice to Lender if Borrower intends to conduct any of its business or operations at or out of offices or locations other than those set forth in this Agreement, or if it changes the location of its chief executive office or the address at which it maintains its books and records.

9.16 Further Assurances.  Borrower shall at any time or from time to time upon request of Lender take such steps and execute and deliver such Financing Statements and other documents all in the form of substance satisfactory to Lender relating to the creation, validity or perfection of the security interests provided for herein, under the UCC or other laws of the State of New York or of another state or states in which the Collateral is located or which are reasonably necessary to effectuate the purposes and provisions of this Agreement. Borrower  shall defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Lender “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to Lender, (ii) the prompt (but in no event later than five (5) Business Days following Lender’s request therefor) delivery to Lender of all original Instruments, Chattel Paper, negotiable Documents and certificated securities owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Lender’s interest in Collateral at Lender’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or Lender’s respective and several interests in the Collateral.

9.17 SEC Reporting Status.  Borrower shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Borrower shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

9.18 Indemnification.  Borrower shall indemnify, protect, defend and save harmless Lender, as well as Lender's directors, officers, trustees, employees, agents, attorneys, members and shareholders (hereinafter referred to collectively as the "Indemnified Parties" and individually as an "Indemnified Party") from and against (a) any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, by third parties (including, without limitation, claims of brokers and finders), including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loans and the transactions contemplated herein, and (b) any and all losses, damages, expenses or liabilities sustained by Lender in connection with any Environmental Liabilities and Costs. In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrower, the Indemnified Party against whom such action was brought shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement.  Upon reasonable determination made by the Indemnified Party, the Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof; provided, however that the Indemnified Party shall pay the costs and expenses incurred in connection with the employment of separate counsel.  Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless said Indemnified Party against whom such action was brought from and against any loss or liability by reason of such settlement or judgment, except as otherwise provided above. The provisions of this Section shall survive the termination of this Agreement and the final repayment of the Obligations.

9.19 Borrower Financial Covenants.

(a)           Cash Interest  Coverage Ratio.  Beginning October 1, 2008, Borrower shall maintain an Interest Coverage Ratio on a consolidated basis of not less than1.6:1.0 as of the end of each calendar month for the immediately preceding three-month period.

“Cash Interest Coverage Ratio” shall mean the ratio of Borrower’s (i) EBITDA to (ii) total interest charges. “EBITDA” shall mean earnings before deduction for interest charges, taxes, depreciation and amortization.

(b)           Fixed Charge Coverage Ratio. Beginning October 1, 2008, Borrower shall maintain a Fixed Charge Coverage Ratio on a consolidated basis of not less than0.8:1.0 as of the end of each calendar month for the immediately preceding three-month period.

“Fixed Charge Coverage Ratio” shall mean the ratio of EBITDA to Fixed Charges. “Fixed Charges” shall mean the sum of interest payments, principal payments, and rent and other lease payments.

(c)           Funded Senior Debt to EBITDA Ratio. Beginning October 1, 2008, Borrower shall maintain a Funded Senior Debt to EBITDA Ratio on a consolidated basis of not greater than 14:1.0 as of the end of each calendar month for the immediately preceding three-month period.

Funded Senior Debt to EBITDA Ratio” shall mean the ratio of Senior Debt to EBITDA. “Funded Senior Debt” shall mean all Indebtedness of Borrower to Lender and any secured debt facility expressly permitted hereunder to which Borrower is a party.

(d)           Funded Total Debt to EBITDA Ratio. Beginning October 1, 2008, Borrower shall maintain a Funded Total Debt to EBITDA Ratio on a consolidated basis of not greater than 16:1.0 as of the end of each calendar month for the immediately preceding three- month period.

“Funded Total Debt to EBITDA Ratio” shall mean the ratio of total Indebtedness to EBITDA. “Funded Total Debt” shall mean all Indebtedness of Borrower and its Subsidiaries.

(e)           Current Ratio. Borrower shall maintain a ratio of Current Assets to Current Liabilities on a consolidated basis of not less than 0.2:1.0 as of the last day of each month.

SECTION 10. NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and the termination of this Agreement, Borrower hereby covenants and agrees as follows:

10.1  Change of Control; No Creation of Subsidiaries.  Borrower will not consolidate with, merge with, or acquire the stock or a material portion of the assets of any person, firm, joint venture, partnership, corporation, or other entity, whether by merger, consolidation, purchase of stock or otherwise if any such action results in a Change of Control (as defined below). Borrower will not create or permit to exist any Subsidiary unless (a) such new Subsidiary is a wholly-owned Subsidiary and is designated by Lender as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Lender, including, without limitation, to grant to Lender a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations, or (b) such new Subsidiary was formed or acquired solely to effectuate a transaction to purchase the business or assets of an existing telecommunications entity unaffiliated with Borrower, provided that such transaction does not impair Lender’s rights hereunder or in the Collateral.  In addition, Borrower will not acquire a material portion of the assets of any entity in a manner that is not addressed by the foregoing provisions of this Section 10.1 if such action would impair Lender’s rights hereunder or in the Collateral.

A "Change of Control" shall be deemed to have occurred if:

                    (i)  any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or group of Persons is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Holdings representing 50% or more of the combined voting power of Holdings’ then outstanding voting securities;

                    (ii)  individuals, who at the Closing Date constitute the Board of Directors of Holdings, and any new director whose election by the Board of Directors of Holdings, or whose nomination for election by Holdings’ stockholders, was approved by a vote of at least one-half (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board of Directors;

                    (iii)  the stockholders of Lender approve (I) a plan of complete liquidation of Holdings or (II) the sale or other disposition by Holdings of all or substantially all of Holdings’ assets; or

                    (iv)  a merger or consolidation of Holdings with any other entity is consummated, other than:

                         (I)  a merger or consolidation which results in the voting securities of Holdings outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the surviving entity's outstanding voting securities immediately after such merger or consolidation; or

                         (II)  a merger or consolidation which would result in the directors of Holdings (who were directors immediately prior thereto) continuing to constitute more than 50% of all directors of the surviving entity immediately after such merger or consolidation.

          In this paragraph (iv), "surviving entity" shall mean only an entity in which all of Holdings' stockholders immediately before such merger or consolidation (determined without taking into account any stockholders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase "directors of Holdings (who were directors immediately prior thereto)" shall include only individuals who were directors of Holdings at the Closing Date.

10.2 Disposition of Assets or Collateral.  Borrower will not sell, lease, transfer, convey, or otherwise dispose of any or all of its assets or Collateral, other than the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment only to the extent that the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender’s first priority security interest or are used to repay Loans.

10.3 Other Liens.  Borrower will not incur, create or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except (a) those Liens in favor of Lender created by this Agreement and the other Loan Documents; and (b) for the Permitted Encumbrances.

10.4 Other Liabilities.  Borrower will not incur, create, assume, or permit to exist, any Indebtedness or liability on account of either borrowed money or the deferred purchase price of property, except (a) Obligations to Lender, (b) the Secured Notes or (c) Indebtedness constituting Subordinated Debt or incurred in connection with any of the Permitted Encumbrances.

10.5 Loans.  Borrower will not make any loans to any Person, other than advances to employees of Borrower in the ordinary course of business, with outstanding advances to any employee not to exceed  $25,000 at any time.

10.6 Guaranties.  Borrower will not assume, guaranty, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

10.7 [RESERVED]

10.8 Transfers of Notes or Accounts.  Borrower will not sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note payable to it, with or without recourse, except for the Lien of Lender therein.

10.9 Dividends.  Borrower will not declare or pay any cash dividend, make any distribution on, redeem, retire or otherwise acquire directly or indirectly, any shares of its stock or other Equity Interests without the prior written consent of Lender.

10.10 Payments to Affiliates. Except as set forth in Section 10.10 of the Borrower’s Disclosure Schedule,  or as otherwise approved by Lender in writing in advance, Borrower shall not make any payments of cash or other property to any Affiliate.

10.11 Modification of Documents.  Borrower will not change, alter or modify, or permit any change, alteration or modification of its certificate of incorporation, by-laws or other governing documents in any manner that might adversely affect Lender’s rights hereunder as a secured  lender or its Collateral without Lender's prior written consent.

10.12 Change Business or Name.  Borrower will not change or alter the nature of its business, or change its name as it appears in the official filings of its state of organization.

10.13 Settlements.  Other than in the ordinary course of its business, Borrower will not comprise, settle or adjust any claims in any amount relating to any of the Collateral, without the prior written consent of Lender.

10.14 Secured Convertible Note Documentation.  Without the prior written consent of Lender, Borrower shall not (a) amend, modify or in any way alter the terms of any of the Secured Convertible Note Documentation, or (b) other than in accordance with the Intercreditor Agreement, make any payments in respect of the indebtedness evidenced by the Secured Convertible Note Documentation, if any such action in (a) or (b) would impair Lender’s right hereunder. Borrower shall in all events provide Lender with not less than ten (10) Business Days’ written notice of any such amendment or payment, describing such proposed action in reasonable detail.

SECTION 11. EVENTS OF DEFAULT.

The occurrence of any of the following shall constitute an event of default (hereinafter referred to as an "Event of Default"):

11.1 Failure to Pay.  The failure by Borrower to pay, when due, (a) any payment of principal, interest or other charges due and owing to Lender pursuant to any obligations of Borrower to Lender including, without limitation, those Obligations arising pursuant to this Agreement or any Loan Document, or under any other agreement for the payment of monies then due and payable to Lender, or (b) any taxes due to any Governmental Authority.

11.2 Failure of Insurance.  Failure of one or more of the insurance policies required hereunder to remain in full force and effect; failure on the part of Borrower to pay or cause to be paid all premiums when due on the insurance policies pursuant to this Agreement; failure on the part of Borrower to take such other action as may be requested by Lender in order to keep said policies of insurance in full force and effect until the entire indebtedness represented by the Loan Documents, and interest thereon, has been paid in full; and failure on the part of Borrower to execute any and all documentation required by the insurance companies issuing said policies to effectuate said assignments.

11.3 Failure to Perform.  Borrower's failure to perform or observe any covenant, term or condition of Section 9 of this Agreement (Affirmative Covenants) to be performed or observed by Borrower, and such failure shall continue unremedied for a period of ten (10) Business Days from the date of such failure (irrespective of whether Lender delivers written notice thereof to Borrower), provided, however, that such cure period shall not apply to a breach which is incapable of cure within said 10-Business Day period; and provided further, that such cure period shall be five (5) Business Days for a breach of Section 9.5(c) (Monthly Financial Statements) and Section 9(d) (Monthly Accounts Receivable Reconciliation Report); and provided further, that such cure period shall not apply to any payment of principal, interest or other charges due and owing to Lender.

11.4 Cross Default. The occurrence of any Event of Default on any of the Obligations or an Event of Default under any Loan Document, or an event of default under the  Secured Notes.

11.5 False Representation or Warranty.  Borrower shall have made any statement, representation or warranty in this Agreement or in any of the other Loan Documents to which it is a party or in a certificate executed by Borrower incident to this Agreement, which is at any time found to have been false in any material respect at the time such representation or warranty was made.

11.6 Liquidation, Voluntary Bankruptcy, Dissolution, Assignment to Creditors.  Any resolution shall be passed or any action (including a meeting of creditors) shall be taken by Borrower for the termination, winding up, liquidation or dissolution of Borrower, or Borrower shall make an assignment for the benefit of creditors, or Borrower shall file a petition in voluntary liquidation or bankruptcy, or Borrower shall file a petition or answer or consent seeking, or consenting to, the reorganization of Borrower or the readjustment of any of the indebtedness of Borrower under any applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code), or Borrower shall consent to the appointment of any receiver, administrator, liquidator, custodian or trustee of all or any part of the property or assets of Borrower or any corporate action shall be taken by Borrower for the purposes of effecting any of the foregoing.

11.7 Involuntary Petition Against Borrower .  Any petition or application for any relief is filed against Borrower under applicable insolvency or bankruptcy laws now or hereafter existing (including the United States Bankruptcy Code) or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), and is not discharged or stayed within thirty (30) days of the filing thereof.

11.8 Judgments; Levies.  Any judgments or attachments aggregating in excess of $25,000 at any given time is obtained against Borrower which remains unstayed for a period of  twelve (12) days or is enforced.

11.9 Change in Condition.  There occurs any event or a change in the condition or affairs, financial or otherwise, of Borrower which, in the reasonable opinion of Lender, impairs Lender's security or ability of Borrower to discharge its obligations hereunder or which impairs the rights of Lender in such Collateral.

11.10 Environmental Claims.  At any time Lender determines that any Environmental Liabilities and Costs or Environmental Lien with respect to Borrower will have a potentially adverse effect on the financial condition of Borrower or on the Collateral.

11.11 Failure to Notify.  If at any time Borrower fails to provide Lender immediately with notice or copies, if written, of all complaints, orders, citations or notices with respect to environmental, health or safety complaints.

11.12 Failure to Deliver Documentation.  Borrower shall fail to obtain and deliver to Lender any other documentation required to be signed or obtained as part of this Agreement, or shall have failed to take any reasonable action requested by Lender to perfect, protect, preserve and maintain the security interests and Lien on the Collateral provided for herein.

11.13 Change in Control.  The Borrower undergoes a Change of Control. "Change of Control" shall mean any Person or group of Persons other than Persons that are shareholders of the Borrower as of the date of the execution of this Agreement, shall have acquired beneficial ownership of a majority of the issued and outstanding shares of capital stock of the Borrower having the right to vote for the election of directors of the Borrower under ordinary circumstances.

11.14 Reduction in Equity Ownership Interests.  Any of the following shall occur:

(a)              Holdings ceases to own of record and beneficially not less than 100% of the issued and outstanding capital stock of InterMetro.

(b)              InterMetro ceases to own of record and beneficially not less than 100% of the issued and outstanding capital stock of Advanced.

11.15 Non-Payment of Debts.  Any default by Borrower under the Secured Notes or the agreements disclosed in writing by Borrower to Lender prior to the date hereof with respect to this Section 11.15.

11.16 Dissolution; Maintenance of Existence.  Borrower is dissolved, or Borrower fails to maintain its corporate existence in good standing, or the usual business of Borrower ceases or is suspended in any respect.

11.17 Indictment.  The indictment of Borrower or any director or Responsible Officer of Borrower under any criminal statute, or commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any portion of the property of Borrower.

11.18 Tax Liens.  The filing of a Lien for any unpaid taxes filed by any Governmental Authority against Borrower or any of its assets.

11.19 Challenge to Validity of Loan Documents.  Borrower attempts to terminate, or challenges the validity of, or its liability under, this Agreement or any other Loan Document, or any Secured Noteholder attempts to terminate, or challenges the validity of, or its obligations under, the Intercreditor Agreement, or any proceeding shall be brought to challenge the validity, binding effect of Loan Document, or any Loan Document ceases to be a valid, binding and enforceable obligation of the Borrower (to the extent such Person is a party thereto).

11.20 Trading of Common Stock; SEC Reporting.

(a)           The Common Stock ceases to be included for quotation on the OTC Bulletin Board.

(b)           Holdings fails to timely comply with any reporting requirements under the 1934 Act, including, but not limited to, making available all required current information regarding Holdings under Rule 144 under the Securities Act of 1933, as amended.

11.21 Drawdowns on Certain Existing Lines of Credit. Borrower shall make any additional drawdowns from, or incur any additional Indebtedness in connection with, its existing unsecured lines of credit with Walls Fargo and Bank of America, or the Borrower’s $297,000 unsecured promissory note owed to Universal Service Administrative Company

SECTION 12. REMEDIES.

12.1 Acceleration; Other Remedies.  Upon the occurrence  and during the continuation of an Event of Default:

(a) Lender shall have all rights and remedies provided in this Agreement, any of the other Loan Documents, the UCC or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law.  All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine.  Without limiting the foregoing, Lender may (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, subject to the rights of the Secured Noteholders in accordance with the terms of the Intercreditor Agreement, (v) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower.  If any of the Collateral or other security the Obligations is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender.  If notice of disposition of Collateral is required by law, ten (10) Business Days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice.  In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

(b) Lender may apply the cash proceeds of Collateral or other security for the Obligations actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due.  Borrower shall remain liable to Lender for the payment on demand of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

(c) If Borrower shall default in the performance of any of the provisions of this Agreement or any other Loan Document to which it is a party, Lender may (but without any obligation to do so) perform same for Borrower's account and any monies expended in doing so shall be chargeable with interest to Borrower, repayable by Borrower on demand and added to the Obligations.

(d) Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, Liens at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral.  Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand.  Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

(e) Borrower hereby grants to Lender an irrevocable, non-exclusive license, exercisable due to an occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Borrower, to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrower, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate upon the payment in full of all Obligations.

12.2 Set-off.  Lender shall have the right, immediately and without notice of other action, to set-off against any of Borrower's liabilities to Lender any money or other liability owed by Lender or any Affiliate of Lender (and such Affiliate of Lender is hereby authorized to effect such set-off) in any capacity to Borrower, whether or not due, and Lender or such Affiliate shall be deemed to have exercised such right of set-off and to have made a charge against any such money or other liability immediately upon the occurrence of such Event of Default even though the actual book entries may be made at a time subsequent thereto.  The right of set-off granted hereunder shall be effective irrespective of whether Lender shall have made demand under or in connection with the Loan.  None of the rights of Lender described in this Section 12.2 are intended to diminish or limit in any way Lender's or Affiliates of Lender's common-law set-off rights.

12.3 Costs and Expenses.  Borrower shall be liable for all costs, charges and expenses, including attorney's fees and disbursements, incurred by Lender by reason of the occurrence of any Event of Default or the exercise of Lender's remedies with respect thereto, each of which shall be repayable by Borrower on demand with interest, and added to the Obligations.

12.4 No Marshalling.  Lender shall be under no obligation whatsoever to proceed first against any of the Collateral or other property which is security for the Obligations before proceeding against any other of the Collateral.  It is expressly understood and agreed that all of the Collateral or other property which is security for the Obligations stands as equal security for all Obligations, and that Lender shall have the right to proceed against any or all of the Collateral or other property which is security for the Obligations in any order, or simultaneously, as in its sole and absolute discretion it shall determine.  It is further understood and agreed that Lender shall have the right, subject to the notice provisions in Section 12.1 of this Agreement, as it in its sole and absolute discretion shall determine, to sell any or all of the Collateral or other property which is security for the Obligations in any order or simultaneously, as Lender shall determine in its sole and absolute discretion.

12.5 No Implied Waivers; Rights Cumulative.  No delay on the part of Lender in exercising any right, remedy, power or privilege hereunder or under any of the Loan Documents or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Event of Default or as an acquiescence therein.  No right, remedy, power or privilege conferred on or reserved to Lender hereunder or under any of the Loan Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege.  Each and every right, remedy, power or privilege conferred on or reserved to Lender under this Agreement or under any of the other Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Lender and may be exercised by Lender at such time or times and in such order and manner as Lender shall (in its sole and complete discretion) deem expedient.

SECTION 13. OTHER RIGHTS OF LENDER.

13.1 Collections.   Subject to the rights of the Secured Noteholders under the Secured Note Documents in accordance with the terms of the Intercreditor Agreement with respect to the Noteholder Senior Collateral (as defined therein), Borrower is authorized to collect the Accounts and any other monetary obligations included in, or proceeds of, the Collateral on behalf of and in trust for Lender, at Borrower's expense, but such authority shall, at Lender's option, automatically terminate upon the occurrence of an Event of Default.  Lender may modify or terminate such authority at any time whether or not an Event of Default has occurred and directly collect the Accounts and other monetary obligations included in the Collateral.  Borrower shall, at Borrower's expense and in the manner requested by Lender from time to time, direct that remittances and all other proceeds of accounts and other Collateral up to the amount of the then-current Obligations shall be (a) remitted in kind to Lender,  (b) sent to a post office box designated by and/or in the name of Lender, or in the name of Borrower, but as to which access is limited to Lender and/or (c) deposited into a bank account maintained in the name of Lender and/or a blocked bank account under arrangements with the depository bank under which all funds deposited to such blocked bank account are required to be transferred solely to Lender.  In connection therewith, Borrower shall execute such post office box and/or blocked bank account agreements as Lender shall specify.

13.2 Repayment of Obligations.  All Obligations shall be payable at Lender's office set forth below or at a bank or such other place as Lender may expressly designate from time to time for purposes of this Section.  Lender shall apply all proceeds of Accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Loans whether or not then due or to any other Obligations then due, in whatever order or manner Lender shall determine.

13.3 Lender Appointed Attorney-in-Fact.

(a)           Borrower hereby irrevocably constitutes and appoints Lender, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in its place and stead and in its name or otherwise, from time to time in Lender's discretion, at Borrower's sole cost and expense, to take any and all appropriate action and to execute and deliver any and all documents and instruments which Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limiting the generality of the foregoing, (i) at any time any of the Obligations are outstanding, (A) to transmit to account debtors, other obligors or any bailees notice of the interest of Lender in the Collateral or request from account debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto; (B) to execute in the name of Borrower and file against Borrower in favor of Lender Financing Statements or amendments with respect to the Collateral, or record a copy or an excerpt hereof in the United States Copyright Office or the United States Patent and Trademark Office and to take all other steps as are necessary in the reasonable opinion of Lender under applicable law to perfect the security interests granted herein; and (C) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; (ii) after and during the continuation of an Event of Default, (A) to receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (B) to notify account debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (C) to change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, (D) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the Collateral; (E) to obtain and adjust insurance required pursuant to this Agreement and to pay all or any part of the premiums therefor and the costs thereof, and (F) to extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations.

(b)           Borrower hereby ratifies, to the extent permitted by law, all that Lender shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Agreement.  The powers of attorney granted pursuant to this Agreement are each a power coupled with an interest and shall be irrevocable until the Obligations are paid indefeasibly in fully.

13.4 Release of Lender.  Borrower hereby releases and exculpates Lender, its officers, partners, members, directors, employees, agents, representatives and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct as determined by a final and non-appealable order from a court of competent jurisdiction.  In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

13.5 Uniform Commercial Code.  At all times prior and subsequent to an Event of Default hereinafter, Lender shall be entitled to all the rights and remedies of a secured party under the UCC with respect to all Collateral.

13.6 Preservation of Collateral.  At all times prior and subsequent to an Event of Default hereinafter, Lender may (but without any obligation to do so) take any and all action which in its sole and absolute discretion is necessary and proper to preserve its interest in the Collateral consisting of Accounts , including without limitation the payment of debts of Borrower which might, in Lender's sole and absolute discretion, impair the Collateral or Lender's security interest therein, and the sums so expended by Lender shall be secured by the Collateral, shall be added to the amount of the Obligations due Lender and shall be payable on demand with interest at the rate set forth in Section 3.1 hereof from the date expended by Lender until repaid by Borrower.  After written notice by Lender to Borrower and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time of payment of any Accounts, (b) compromise or settle any Accounts for less than the full amount thereof, (c) release in whole or in part any account debtor or other person liable for the payment of any of the Accounts or any such other Collateral, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

13.7 Lender's Right to Cure.  In the event Borrower shall fail to perform any of its Obligations hereunder or under any of the Loan Documents, then Lender, in addition to all of its rights and remedies hereunder, may perform the same, but shall not be obligated to do so, at the cost and expense of Borrower.  In any such event, Borrower shall promptly reimburse Lender together with interest at the rate set forth in Section 3.1  hereof from the date such sums are expended until repaid by Borrower.

13.8 Inspection of Collateral.  From time to time as requested by Lender, at the sole expense of Borrower, Lender or its designee shall have access, (a) prior to an Event of Default during reasonable business hours to all of Borrower’s books and records, and Borrower shall permit Lender or Lender’s designees to make copies of such books and records or extracts therefrom as Lender may request, and (b) on or after an Event of Default that remains uncured, at any time, to all of the premises where Collateral is located for the purposes of inspecting, disposing and realizing upon the Collateral, and all Borrower's books and records, and Borrower shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request.  Without expense to Lender, Lender may use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate.  Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower.

SECTION 14. PROVISIONS OF GENERAL APPLICATION.

14.1 Waivers.  Borrower waives demand, presentment, notice of dishonor  protest and notice of protest of any instrument either of Borrower or others which may be included in the Collateral.

14.2 Survival.  All covenants, agreements, representations and warranties made by Borrower herein or in any of the Loan Documents or in any certificate, report or instrument contemplated hereby shall survive any independent investigation made by Lender and the execution and delivery of this Agreement, and such certificates, reports or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitations to the contrary notwithstanding.

14.3 Notices.  All notices, requests and demands to or upon the respective parties hereto shall be given in writing and shall be deemed to have been duly given or made upon receipt by the receiving party.  All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to any Borrower:               InterMetro Communications
2685 Park Center Drive
Building A
Simi Valley, CA 93065
Attention: Chief Executive Officer

With a copy to:                     Richardson & Associates
233 Wilshire Boulevard
# 820
Santa Monica, CA 90401
Attention:  Mark Richardson, Esq.

If to Lender:                           Moriah Capital, L.P.
685 Fifth Avenue
New York, New York 10022
                Attention: Greg Zilberstein

With a copy to:                     Cohen Tauber Spievack & Wagner LLP
420 Lexington Avenue, Suite 2400
New York, New York 10170
Attention:  Adam Stein, Esq.

Notwithstanding the foregoing, that parties expressly acknowledge and agree that foregoing provisions of notice by Lender to Borrower’s counsel is an accommodation  only, and that Lender shall have fulfilled its notice obligation hereunder if notice shall have been received by  Borrower at its address set forth above, irrespective of whether such notice is received by Borrower’s counsel.

14.4 Amendments; Waiver of Defaults.  The terms of this Agreement shall not be amended, waived, altered, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by Lender and Borrower.  Any default or Event of Default by a party hereto may only be waived by a written instrument specifically describing such default or Event of Default and signed by the other party hereto.

14.5 Binding on Successors.

(a)  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, Borrower may not assign any of its rights under this Agreement or the other Loan Documents to any Person without the prior written consent of Lender.

(b)  Lender may assign any or all of the Obligations together with any or all of the security therefor to any Person and any such assignee shall succeed to all of Lender’s rights with respect thereto.  Lender shall notify Borrower of any such assignment. Upon such assignment, Lender shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee.  Lender may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Lender and such holder, be entitled to the same benefits as Lender with respect to any security for the Obligations in which such holder is a participant.  Borrower agrees that each such holder may exercise any and all rights of set-off and counterclaim with respect to its participation in the Obligations as fully as though Borrower were directly indebted to such holder in the amount of such participation.

14.6 Invalidity.  Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.7 Publicity.   Borrowers hereby authorize Lender to make appropriate announcements of the financial arrangement entered into by and among Borrowers and Lender, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender shall in its sole and absolute discretion deem appropriate, or as required by applicable law.

14.8 Financing Right of First Refusal.

(a)           Each Borrower hereby grants to the Lender a right of first refusal to provide any Additional Financing (as defined below) to be issued during the Term by any Borrower and/or any of its Subsidiaries (the “Additional Financing Parties”), subject to the following terms and conditions.  From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any Equity Interests of the Additional Financing Parties (an “Additional Financing”) in an aggregate amount of less than Five Million Dollars ($5,000,000), Holdings, as agent for the Borrowers, shall notify Lender of such Additional Financing.  In connection therewith, Holdings shall submit a fully executed term sheet (a “Proposed Term Sheet”) to Lender setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on “arm’s length” terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Additional Financing Parties.  The Lender shall have the right, but not the obligation, to deliver to Holdings its own proposed term sheet (the “Lender Term Sheet”) setting forth the terms and conditions upon which the Lender would be willing to provide such Additional Financing to the Additional Financing Parties.  The Lender Term Sheet shall contain terms no less favorable to the Additional Financing Parties than those outlined in Proposed Term Sheet.  The Lender shall deliver to Holdings the Lender Term Sheet within  seven (7) Business Days of receipt of each such Proposed Term Sheet.  If the provisions of the Lender Term Sheet are at least as favorable to the Additional Financing Parties as the provisions of the Proposed Term Sheet, the Additional Financing Parties shall enter into and consummate the Additional Financing transaction outlined in the Lender Term Sheet.

(b)           Each Borrower shall not, and shall not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any Person which limits the ability of the Lender to consummate an Additional Financing with it or any of its Subsidiaries.

[RESERVED]

14.9 Section or Paragraph Headings. Section and paragraph headings are for convenience only and shall not be construed as part of this Agreement.

14.10 Governing Law.  This Agreement shall be construed in accordance with, and shall be governed by, the laws of the State of New York including, without limitation, Section 5-1401 of the New York General Obligations Law (without giving effect to conflict of law rules).

14.11 Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE ANY AND ALL RIGHTS THAT THEY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER, LENDER OR ITS SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS AND/OR THE COLLATERAL.  IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS BETWEEN BORROWER AND LENDER.  BORROWER WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND, NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.

14.12 Consent to Jurisdiction.  Borrower and Lender each hereby (a) irrevocably submits and consents to the exclusive jurisdiction of the Supreme Court for New York County, State of New York, and the United State District Court for the Southern District of New York with respect to any action or proceeding arising out of this Agreement, the Note, the other Obligations, the other Loan Documents, the Collateral or any matter arising therefrom or relating thereto and (b) waives any objection based on venue or forum non conveniens with respect thereto.  In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by certified mail, return receipt requested, directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete as permitted under the rules of either of said Courts.  Any such action or proceeding commenced by Borrower against Lender will be litigated only in the New York Supreme Court for New York County, State of New York, and the United States District Court for the Southern District of New York.

14.13 Entire Agreement.  This Agreement, the other Loan Documents, any supplements or amendments hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

14.14 Counterparts.  This Agreement may be executed in counterparts, each of which when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

BORROWERS:

INTERMETRO COMMUNICATIONS, INC.(DELAWARE)

By:   /s/ Charles Rice
Name: Charles Rice
Title:   Chairman and C.E.O

INTERMETRO COMMUNICATIONS, INC.(NEVADA)

By:   /s/ Charles Rice
Name: Charles Rice
Title:   Chairman and C.E.O

ADVANCED TEL, INC.

By:   /s/ Charles Rice
Name: Charles Rice
Title:   Chairman and C.E.O

LENDER:

MORIAH CAPITAL L.P.

By: Moriah Capital Management, L.P., General Partner

By: Moriah Capital Management, GP, LLC, General Partner

By: /s/ Alexander Speaker
Name: Alexander Speaker
Title: Managing Member

[SIGNATURE PAGE OF LOAN AND SECURITY AGREEMENT]

EXHIBITS – LOAN AND SECURITY AGREEMENT

EXHIBIT A
TO
LOAN AND SECURITY AGREEMENT

Permitted Encumbrances

Secured Notes (Nov 2007 – April 2008)

Equipment acquired via Vencore (Capital Leases)

Equipment acquired via Qualitek Strategic Agreement

Equipment acquired via Cantata Strategic Agreement

EXHIBIT B
TO
LOAN AND SECURITY AGREEMENT

Form of Note

[ATTACHED]

EXHIBIT C
TO
LOAN AND SECURITY AGREEMENT

Form of Intercreditor Agreement

[ATTACHED]

EXHIBIT D
TO
LOAN AND SECURITY AGREEMENT

Form of Securities Issuance Agreement

[ATTACHED]

EXHIBIT E
TO
LOAN AND SECURITY AGREEMENT

Chief Executive Office
2685 Park Center Drive
Building A, Simi Valley, CA  93065

Principal Place of Business
InterMetro Communications, Inc. (Nevada and Delaware)
2685 Park Center Drive
Building A, Simi Valley, CA  93065

Advanced Tel, Inc.
30575 Trabuco Canyon Rd
Suite 200
Trabuco Canyon, CA  92679

Locations of Collateral

Borrower	Address	Activity & Assets	Owner, Landlord, Processor, Warehouse or Cosignee
InterMetro (Delaware)	New York, NY	Colocation for switching equipment	Fibernet Telecom Group
InterMetro (Delaware)	Los Angeles, CA	Colocation for switching equipment	IX2 Wilshire
InterMetro (Delaware)	Atlanta, GA	Colocation for switching equipment	Colo Properties Atlanta
InterMetro (Delaware)	Dallas, TX	Colocation for switching equipment	Level (3)
InterMetro (Delaware)	Chicago, IL	Colocation for switching equipment	Equinix

Locations of Books and Records
InterMetro Communications, Inc. (Nevada and Delaware)
2685 Park Center Drive
Building A, Simi Valley, CA  93065

Advanced Tel, Inc.
30575 Trabuco Canyon Rd
Suite 200
Trabuco Canyon, CA  92679

EXHIBIT F
TO
LOAN AND SECURITY AGREEMENT

[RESERVED]

EXHIBIT G
TO
LOAN AND SECURITY AGREEMENT

[RESERVED]

EXHIBIT H
TO
LOAN AND SECURITY AGREEMENT

Form of Registration Rights Agreement

[ATTACHED]

EXHIBIT I
TO
LOAN AND SECURITY AGREEMENT

Form of Glenhaven Secured Convertible Note

[ATTACHED]

EXHIBIT J
TO
LOAN AND SECURITY AGREEMENT

Form of Warrant

[ATTACHED]

EXHIBIT K
TO
LOAN AND SECURITY AGREEMENT

Form of Loan Conversion Agreement

[ATTACHED]